                                                                   EXHIBIT 4.6.2


                         UNION BANK OF CALIFORNIA, N.A.
                               4200 LINCOLN PLAZA
                                 500 NORTH AKARD
                              DALLAS, TEXAS 75201


                                 October 5, 2001


Chesapeake Energy Corporation
Chesapeake Exploration Limited Partnership
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re:  Second Amended and Restated Credit Agreement dated as of June 11, 2001
     (as amended, supplemented or restated, the "Credit Agreement"), by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto ("Lenders")

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given them in the Credit Agreement.

         By letter dated September 10, 2001, Administrative Agent and Lenders consented to the sale by Company of all of the outstanding capital stock of Chesapeake Canada Corporation to a Person that is not an Affiliate of Company for a sales price of approximately C $232,000,000 (the "Canadian Sale") pursuant to the terms and conditions set forth therein. Upon consummation of the Canadian Sale, Borrower and Company have requested that Administrative Agent and Lenders consent (a) to the purchase, redemption, or other acquisition by Company of shares of its common stock (the "Common Stock"), from the holders thereof (to the extent entered into after the date hereof, the "Stock Repurchases"), and (b) to the sale by Company of put options or other derivatives relating to its Common Stock ("Option Contracts") whereby Company would become obligated to purchase shares of Common Stock from the holder thereof (to the extent entered into after the date hereof, the "Derivative Sales").

         Subject to the terms and provisions hereof, Administrative Agent and Lenders hereby (a) consent to the Stock Repurchases and the Derivative Sales,
(b) waive any violations of the Credit Agreement resulting therefrom, and (c) agree that such Stock Repurchases and Derivative Sales shall be permitted in addition to the Restricted Payments otherwise permitted pursuant to Section 7.6 of the Credit Agreement; provided that:

                  (i) at the time of each Stock Repurchase and each Derivative Sale, no Default or Event of Default has occurred which is continuing,

                  (ii) the Stock Repurchases and the Derivative Sales shall be approved by the Board of Directors of Company,

                  (iii) without duplication, the aggregate amount paid by Company for all Stock Repurchases or paid in connection with any Option Contract (including, but not limited to, amounts paid upon an exercise by the holder thereof and amounts paid to close out an Option Contract prior to its expiration), plus the maximum amounts which Company might be called upon to pay under or in connection with all Option Contracts then outstanding, minus the aggregate amount of cash consideration received by Company for entering into Derivative Sales shall not exceed the amount of $50,000,000 at any time,

                  (iv) no Stock Repurchases may occur after June 30, 2002 and all obligations of Company to purchase shares of Common Stock under Option Contracts must expire on or prior to June 30, 2002,

                  (v) the Canadian Sale shall have been consummated prior to the commencement of such Stock Repurchases and Derivative Sales,

                  (vi) each Stock Repurchase shall be made in compliance with Regulation U promulgated by the Board of Governors of the Federal Reserve System, and

                  (vii) nothing in this Letter Agreement shall allow any Person to make any other new Restricted Payments not allowed pursuant to
         Section 7.6 of the Credit Agreement.

         In consideration of this Letter Agreement, provided that Majority Lenders are signatory to this Letter Agreement on or before 2:00 p.m., Dallas, Texas time on the date hereof, Borrower will pay to Administrative Agent, for the account of the Lenders signatory to this Letter Agreement on or before such time, an amendment fee determined by multiplying .05% times such Lender's Revolving Commitment, which shall be due and payable on the date hereof.

         The Credit Agreement is hereby ratified and confirmed in all respects. Except as expressly set forth above, the execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the


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Credit Agreement, the Notes, or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

         By its execution below, each Guarantor hereby (i) consents to the provisions of this Letter Agreement and the transactions contemplated herein,
(ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Letter Agreement and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

         This Letter Agreement is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. This Letter Agreement may be executed in multiple counterparts, all of which shall constitute one Letter Agreement. This Letter Agreement may be validly executed by facsimile or other electronic transmission.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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         Please execute a copy of this Letter Agreement in the space provided below to evidence your agreement to and acknowledgment of the foregoing.


                                     Very truly yours,

                                     UNION BANK OF CALIFORNIA, N.A.
                                     Administrative Agent, Collateral Agent
                                     and Lender



                                     By: /s/ RANDALL OSTERBERG
                                         --------------------------------------
                                         Name:   Randall Osterberg
                                         Title:  Senior Vice President


                                     By: /s/ SEAN MURPHY
                                         --------------------------------------
                                         Name:   Sean Murphy
                                         Title:  Assistant Vice President

ACKNOWLEDGED AND AGREED
to as of the date first written above:

BORROWER:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

By: Chesapeake Operating, Inc., its general partner



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

GUARANTORS:

CHESAPEAKE ENERGY CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

THE AMES COMPANY, INC.



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

ARKOMA PITTSBURG HOLDING CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE ACQUISITION CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE OPERATING, INC.



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Panhandle Limited Partnership



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE ROYALTY COMPANY



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake-Staghorn Acquisition L.P.



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Louisiana, L.P.



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Exploration Limited Partnership



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

GOTHIC ENERGY CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

GOTHIC PRODUCTION CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer

NOMAC DRILLING CORPORATION



By: /s/ MARTHA A. BURGER
    --------------------------------------
    Name:   Martha A. Burger
    Title:  Treasurer


                                     LENDERS:

                                     BANK OF OKLAHOMA, N.A.



                                     By: /s/ JOHN N. HUFF
                                         --------------------------------------
                                         Name:   JOHN N. HUFF
                                         Title:  Vice President

                                     BANK OF SCOTLAND



                                     By: /s/ JOSEPH FRATUS
                                         --------------------------------------
                                         Name:   Joseph Fratus
                                         Title:  Vice President

                                     BEAR STEARNS CORPORATE LENDING INC.



                                     By: /s/ KEITH C. BARNISH
                                         --------------------------------------
                                         Name:   KEITH C. BARNISH
                                         Title:  Senior Vice President

                                     BNP PARIBAS



                                     By: /s/ BRIAN M. MALONE
                                         --------------------------------------
                                         Name:   Brian M. Malone
                                         Title:  Managing Director

                                     COMERICA BANK - TEXAS



                                     By: /s/ PETER L. SEFZIK
                                         --------------------------------------
                                         Name:   Peter L. Sefzik
                                         Title:  Corporate Banking Officer

                                     COMPASS BANK



                                     By: /s/ KATHLEEN J. BOWEN
                                         --------------------------------------
                                         Name:   Kathleen J. Bowen
                                         Title:  Vice President

                                     CREDIT AGRICOLE INDOSUEZ



                                     By: /s/ MICHAEL R. QUIRAY
                                         --------------------------------------
                                         Name:   Michael R. Quiray
                                         Title:  VP, Sr. Manager

                                     By: /s/ MICHAEL D. WILLIS
                                         --------------------------------------
                                         Name:   Michael D. Willis
                                         Title:  VP, Credit Analysis

                                     NATEXIS BANQUES POPULAIRES



By: /s/ RENAUD J. D'HERBES           By:  /s/ DONOVAN C. BROUSSARD
    -------------------------------       -------------------------------------
    Name:   Renaud J. d'Herbes            Name:  Donovan C. Broussard
    Title:  Senior Vice President         Title:  Vice President
            and Regional Manager

                                     NATIONAL BANK OF CANADA, NEW YORK BRANCH



                                     By: /s/ RANDALL K. WILHOIT
                                         --------------------------------------
                                         Name:   Randall K. Wilhoit
                                         Title:  Vice President

                                     By: /s/ DOUG CLARK
                                         --------------------------------------
                                         Name:   Doug Clark
                                         Title:  Vice President

                                     RZB FINANCE LLC



                                     By: /s/ F. DEITER BEINTREXLER
                                         --------------------------------------
                                         Name:   F. Deiter Beintrexler
                                         Title:  President

                                     By: /s/ JOHN A. VALISKA
                                         --------------------------------------
                                         Name:   John A. Valiska
                                         Title:  Vice President

                                     SUMITOMO MITSUI BANKING CORPORATION



                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                     TORONTO DOMINION (TEXAS), INC.



                                     By: /s/ JIM BRIDWELL
                                         --------------------------------------
                                         Name:   Jim Bridwell
                                         Title:  Vice President

                                     U.S. BANK NATIONAL ASSOCIATION



                                     By: /s/ M. WARD POLZIN
                                         --------------------------------------
                                         Name:   M. WARD POLZIN
                                         Title:  Vice President

                                     WASHINGTON MUTUAL BANK, FA



                                     By: /s/ MARK M. ISENSEE
                                         --------------------------------------
                                         Name:   Mark M. Isensee
                                         Title:  Manager

                                     CREDIT LYONNAIS NEW YORK BRANCH



                                     By: /s/ BERNARD WEYMULLER
                                         --------------------------------------
                                         Name:   Bernard Weymuller
                                         Title:  Senior Vice President